Exhibits

                        Superseder & Exchange Agreement

This Superseder & Exchange Agreement (the "Agreement") is made and entered into by and among AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Exchange Act ("AmeriNet"); The Yankee Companies, Inc., a Florida corporation ("Yankees"); Wriwebs.com, Inc., a Florida corporation ("WRI"); and, Michael A. Caputa ("Mr. Caputa;" AmeriNet, Yankees, WRI and Mr. Caputa being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

     WHEREAS, Mr. Caputa was the promoter, parent, founder and controlling stockholder of Wriwebs.com, Inc., a former Florida corporation that was merged into American Internet Technical Center, Inc., a Florida corporation ("Old WRI" and "American Internet," respectively) and currently serves as a member of WRI's board of directors and as WRI's president and chief executive officer, and in such roles, on November 11, 1999, participated in a reorganization involving the merger of Old WRI into American Internet, a subsidiary of AmeriNet pursuant to Code Section 368(a)(2)(D), as a result of which Old WRI, by operation of law became, an integrated component of American Internet, which became WRI; and all of Old WRI's capital stock was converted into 500,380 shares of AmeriNet's common stock (the "Old WRI Stockholders' AmeriNet Shares"); and

     WHEREAS, AmeriNet has loaned WRI $512,217 in expansion and operating funds (the "AmeriNet Loans") but WRI has been unable to meet the projections pursuant to which the AmeriNet Loans were provided, and AmeriNet advised WRI that it would not make any further funds available to it; and

     WHEREAS, WRI, Mr. Caputa and AmeriNet submitted their disagreements to mediation and have agreed to amicably resolve their differences as set forth below; and

     WHEREAS, in order to induce Yankees, which serves as strategic consultant to AmeriNet and as its principal creditors, to release a lien on all of WRI's assets and securities which Yankees currently holds, AmeriNet and WRI have requested that Yankees accept the consideration set forth below; and

     NOW,   THEREFORE,   in  consideration   of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                    Article I
                                   Definitions

     The following terms or phrases, as used in this Agreement, will have the following meanings:

(A)  Accredited Investor:

     An investor that meets the requirements for treatment as an accredited investor, as defined in Rule 501(a) of Commission Regulation D, which provides as follows:

     Accredited investor. "Accredited investor" will mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

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               any plan  established  and  maintained by a state,  its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.

(B)

          (1) Aggregate AmeriNet Investment: All sums invested in WRI by AmeriNet, including funds advanced, liabilities paid directly and the aggregate amount of the AmeriNet Loans immediately prior to the Closing.

          (2) Class A Bonds The loan vehicle to be provided by New WRI to Yankees, as described in Article II, Section (D)(3)(d).

(C)       (1)  Closing:  The effectuation of the transactions called for by this
               Agreement, including exchange of securities, execution of instruments, stock certificates, stock powers, releases and other documents.

          (2)  Closing Date: The date on which the Closing takes place.

(D)  Code:

     The Internal Revenue Code of 1986, as amended.



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(E)  Commission:

     The United States Securities and Exchange Commission

(F)  EDGAR:

     The Commission's electronic data gathering and retrieval system accessible by the public at the Commission's website located at http://www.sec.gov.
     -------------------

(G)  Exchange Act:

     The Securities Exchange Act of 1934, as amended.

(H) Exchange Act Reports: The reports on Commission Forms 10-SB, 10-KSB, 10-QSB and 8-K and Commission Schedules 14A and 14C, that AmeriNet is required to file pursuant to Sections 13, 14, 15(d) and 12(g) of the Exchange Act.

(I)  Florida Act:

     The Florida Securities and Investor Protection Act

(J)  Florida Rule:

     Florida Rule 3E-500.005, which provides as follows: Disclosure requirements of Section 517.061(11)(a)3., Florida Statutes.

          (1) Transactions by an issuer which do not satisfy all of the conditions of this rule will not raise any presumption that the exemptions provided by Section 517.061(11), Florida Statutes is not available for such transactions. Attempted compliance with this rule does not act as an election; the issuer can also claim the availability of Section 517.061(11), Florida Statutes, outside this rule.

          (2) The determination as to whether sales of securities are part of a larger offering (i.e., are deemed to be integrated) depends on the particular facts and circumstances. In determining whether sales should be regarded as part of a larger offering and thus should be integrated, the facts described in Rule 3E-500.01 should be considered.

          (3) Although sales made pursuant to Section 517.061(11), Florida Statutes, and in compliance with this rule, are exempt from the registration provisions of this Act, such exemption does not avoid the antifraud provisions of Sections 517.301 and 517.311, Florida Statutes.

          (4) The provisions of this rule will apply only to transactions which are consummated with persons in the State of Florida.

          (5) The requirements of Sections 517.061(11)(a)(3), Florida Statutes, that each purchaser, or his representative be provided with or given reasonable access to full and fair disclosure of all material information will be deemed to be satisfied if either paragraphs (5)(a) or (5)(b) are complied with:

               (a) Access to or Furnishing of Information. Reasonable access to, or the furnishing of, material information will be deemed to have been satisfied if prior to the sale a purchaser is given access to the following information:

                    1.  All material books and records of the issuer; and

                    2. All material contracts and documents relating to the proposed transaction; and

                    3. An opportunity to question the appropriate executive officers or partners.


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          (6)  In the  case  of an  issuer  that  is  subject  to the  reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the provisions of paragraph (5)(b) of this rule will be deemed satisfied by providing the following:

               (a) The information contained in the annual report required to be filed under the Securities Exchange Act of 1934 or a registration statement on Form S-1 [CCH Federal Securities Law Reporter P. 7121 ] under the Securities Act of 1933, whichever filing is the most recent required to be filed, and the information contained in any definitive proxy statement required to be filed pursuant to Section 14 of the Securities Exchange Act of 1934 and in any reports or documents required to be filed by the issuer pursuant to
                    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the filing of such annual report or registration statement; and

               (b) A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the issuer's affairs which are not disclosed in the documents furnished.

(K)       (1)  American Internet:

               WRI prior the merger with Old WRI.

          (2)  New WRI:

               WRI, as structured immediately following the Closing.

          (3)  Old WRI:

               Wriwebs.com, Inc., a Florida corporation with an independent existence prior to November 11, 1999, which was merged into American Internet.

         (4)   WRI:

               The corporation that survived the merger of Old WRI and American Internet.

(L)  Reorganization:

     The corporate events effected in reliance on Section 368(a)(2)(D) of the Code which took place on or about November 11, 1999, between AmeriNet, WRI Acquisition and Old WRI, as a result of which WRI became a wholly owned subsidiary of AmeriNet and the former Old WRI securities holders became AmeriNet securities holders.

(M)  Reorganization Agreement:

     The agreement between AmeriNet and all of the former stockholders of Old WRI closed on or about November 11, 1999, pursuant to Old WRI was merged into American Internet creating WRI, all of the Old WRI securities were converted into AmeriNet securities and WRI became a wholly owned subsidiary of AmeriNet, a copy of the Reorganization Agreement having been filed with the Commission at its EDGAR website.

(N)  Securities Act:

     The Securities Act of 1933, as amended.

(O)  Service:

     The United States Internal Revenue Service.

(P) All undefined financial terms will have the meanings ascribed to them by generally accepted accounting practices, consistently applied on the accrual basis of accounting, as modified by rules of the Commission including Regulations SB and SK.


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



(Q) Additional terms characterized by initial capital letters are defined in this Agreement immediately following their first use.


                                   Article II
                              Operative Provisions

     Subject to the condition precedent that all actions required to be taken in order to comply with the securities and other laws of each state having jurisdiction over the transactions called for under this Agreement, the Parties hereby agree as follows:

(A)  Mr. Caputa hereby agrees to:

     (1) Immediately return all of the AmeriNet Shares he received in conjunction with the merger of Old WRI into American Internet (500,380 shares), and any other securities or distributions he received as a consequence of having held AmeriNet Shares, to AmeriNet and to waive any obligations of any kind that AmeriNet or its affiliates have to him or to any of his affiliates; and

     (2) Release AmeriNet and its affiliates from any obligations to him or his affiliates, from the beginning of time until the Closing on this Agreement, other than the obligations specifically undertaken by AmeriNet pursuant to this Agreement.

(B) In consideration for return of Mr. Caputa's AmeriNet Shares, the covenants of New WRI set forth below and the other actions performed or to be performed by Mr. Caputa, WRI and New WRI, as required by this Agreement, AmeriNet hereby agrees to:

     (1)  (a)  Convert the WRI Loans to additional paid in capital of New WRI;

          (b) Cause a recapitalization of WRI prior to Closing so that its authorized securities are forward split from 7,500 shares, $1.00 per share par value (as is the current case), to 15,000,000 shares, $0.0005 par value per share (the "New WRI Shares";

          (c)  At Closing, convey to:

               1. Mr. Caputa, 3,875,000 of the New WRI Shares, in reliance on the exemptive provisions of Section 4(6) of the Securities Act and the Florida Rule;

               2. Jeffrey B. Levy, Esquire, New WRI's general counsel ("Mr. Levy"), 500,000 of the New WRI Shares, in reliance on the exemptive provisions of Section 4(6) of the Securities Act and the Florida Rule;

               3. A qualified stock plan under the Code for the benefit of employees of New WRI not directly or indirectly related to Mr. Caputa (the "Employee Plan"), 250,000 of the New WRI Shares, in reliance on the exemptive provisions of Section 4(6) of the Securities Act and the Florida Rule; and

               4. Yankees, 1,500,000 of the New WRI Shares, in reliance on the exemptive provisions of Section 4(6) of the Securities Act and the Florida Rule, in consideration of Yankees release of all the New WRI Shares from its lien, provided that all such shares will be included in the first notification statement or registration statement on Commission Form SB-2 (or if eligible, Form SB-1, or any successor forms thereto) filed for or on behalf of New WRI with the Commission.

          (d) After registration of the New WRI Shares with the Commission pursuant to Section 12(g) of the Act, as required below, then:


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               1.   If legally permitted pursuant to Staff Legal Bulletin Number
                    5  of  the  Commission's   Division  of  Corporate  Finance,
                    distribute 1,375,000 of the New WRI Shares to AmeriNet's stockholders of record as of the earliest date legally
                    permitted  under  applicable   Delaware  corporate  law  and
                    applicable  securities  laws  and  regulations,   including,
                    without limitation, Commission Rule 10b-17; or, if not so legally permitted

               2. Distribute 1,500,000 of the New WRI Shares to AmeriNet's stockholders of record as of the earliest date legally permitted under applicable Delaware corporate law and applicable securities laws and regulations, including, without limitation, Commission Rule 10b-17, after their registration with the Commission on Form SB-2 (or, if legally available, Form SB-1 or any successor forms thereto), as required below.

          (e) Transfer the remaining 7,500,000 New WRI Shares to Mark C., Perry, Esquire, as escrow agent for the parties (the "Escrow Agent"), for release on the following terms:

               1. 2,500,000 of the New WRI Shares (less up to 250,000 shares that Mr. Caputa may, in his discretion, instead allocate to the Employee Plan) will be conveyed to Mr. Caputa, if prior to December 31, 2001, New WRI attains and documents in audited financial statements for New WRI, prepared on the accrual basis and in accordance with GAAP, consistently applied, and, Commission Regulations SB or SK, as applicable, net, pre-tax profits (excluding interest on the Class A Bonds) of $50,000 for the first complete fiscal year following the Closing;

               2. 2,500,000 of the New WRI Shares (less up to 250,000 shares that Mr. Caputa may, in his discretion, instead allocate to the Employee Plan) will be conveyed to Mr. Caputa, if prior to December 31, 2002, New WRI attains and documents in audited financial statements for New WRI, prepared on the accrual basis and in accordance with GAAP, consistently applied, and, Commission Regulations SB or SK, as applicable, net, pre-tax profits (excluding interest on the Class A Bonds) of $75,000 for the second complete fiscal year following the Closing;

               3. 2,500,000 of the New WRI Shares (less up to 250,000 shares that Mr. Caputa may, in his discretion, instead allocate to the Employee Plan) will be conveyed to Mr. Caputa, if prior to December 31, 2003, New WRI attains and documents in audited financial statements for New WRI, prepared on the accrual basis and in accordance with GAAP, consistently applied, and, Commission Regulations SB or SK, as applicable, net, pre-tax profits (excluding interest on the Class A Bonds) of $112,500 for the third complete fiscal year following the Closing;

               4. During any of the years that New WRI fails to attain the foregoing net, pre-tax profits, the shares that would have been conveyed to Mr. Caputa will instead be issued as a stock dividend to all of WRI's stockholders of record as of the earliest date after determination that Mr. Caputa was not entitled to distribution legally permitted under applicable Florida corporate law and applicable securities laws and regulations, including, without limitation, Commission Rule 10b-17, such distribution, if legally permitted, to be made in reliance on the exemptive provisions set forth in Staff Legal Bulletin Number 5 of the Commission's Division of Corporate Finance, or otherwise, after registration with the Commission on Commission Form SB-2 or any successor form thereto.

(C) In consideration for the Agreements of Mr. Caputa and AmeriNet in Sections 2(A) and 2(B), New WRI hereby agrees as follows:

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     (1)  It will take all actions required by it in order to assure  compliance with the provisions of Sections 2(A) and 2(B) of this Agreement, including requirements for registration of its securities with the Commission under Section 12(g) of the Exchange Act, Section 5 of the
          Securities  Act  and  any   applicable   state   securities   laws  or
          regulations.

     (2) It will refrain from taking any action that would violate or facilitate the violation of any of the provisions of Sections 2(A) and 2(B) of this Agreement;

     (3) It hereby waives any obligations of any kind that AmeriNet, Yankees or their affiliates have to it, and releases AmeriNet, Yankees and their affiliates from any obligations to it, from the beginning of time until the Closing on this Agreement, other than the obligations specifically undertaken by AmeriNet and Yankees pursuant to this Agreement.

     (4) It will, on a continuing basis, assure that a designee of AmeriNet is a full voting member of the new WRI board of directors.

     (5)  For a period of two years following the Closing:

          (a) No additional New WRI securities will be authorized or issued without the prior written consent of AmeriNet and Yankees, provided, however, that: such consent may not be withheld:

               1. As to up to 250,000 shares per year issuable to the Employee Plan pursuant to the provisions of this Agreement, provided that no such shares may be issued without a required vesting period of at least one year; and

               2. If the authorization or issuance would not result in a decrease in either the net tangible value per share or the stockholders' equity per share of New WRI's Capital Stock.

          (b) New WRI will continue to be subject to the restrictions on affiliated transactions imposed by Section 607.0901, et. seq., Florida Statutes; and

          (c) AmeriNet, Yankees and their designees will have a right of first refusal to subscribe for all future issuances of equity securities or securities convertible into equity securities by New WRI or its successors in interest other than those issuable as contemplated by this Agreement (the "Right of First Refusal"), such right to be exercised within thirty business days after receipt of a notice of a firm offer, such notice to include a copy of the offer and all related materials (the "Financing Notice").

               1. Exercise of the right of first refusal will be affected by tender of a notice accepting the offer and closing on the exercise will be in accordance with the terms of the offer.

               2. The failure on any occasion to exercise the right of first refusal will not be a waiver of future rights thereto.

               3. If the right of first refusal is not exercised, New WRI may accept the third party offer but only in accordance with the terms presented to and declined by AmeriNet and Yankees.

          (d) Neither New WRI, Mr. Caputa or their affiliates will, directly or indirectly, make any sales of customers or customer data without the prior approval of AmeriNet and, AmeriNet will have a right of first refusal in conjunction with any such sales.

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(D)  In consideration for the New WRI Shares to be issued to Yankees pursuant to the terms of this Agreement, Yankees hereby agrees as follows:

     (1) It will, at Closing, release its lien on all of WRI's securities and assets, as required to permit the effectuation of the transactions contemplated by this Agreement; provided, however, that such release will not reduce or affect in any manner, the obligations of AmeriNet to Yankees for which such lien was granted.

     (2) It will make the services of its personnel available to New WRI, without charge on a reasonable, as required basis, to assist New WRI's general counsel and auditors to prepare and file the registration statements, notifications and reports with the Securities and Exchange Commission called for by this Agreement, until at least December 31, 2001.

     (3) Yankees hereby agrees to loan New WRI up to $5,000 to pay for the actual, out of pocket auditing costs associated with reports on Commission Forms 10-QSB and up to $15,000 to pay for the actual, out of pocket auditing costs associated with reports on Commission Forms 10-SB or 10-KSB until December 31 2002, provided that Mr. Caputa and New WRI hereby covenant and agree, as follows

          (a) Yankees will not provide funds for costs resulting from delays by Mr. Caputa, AmeriNet or New WRI to provide complete and accurate information to the auditors or anyone else entitled thereto, on a timely basis, time being of the essence, all such expenses, if any, to be paid promptly by New WRI and Mr. Caputa;

          (b) In the aggregate, Yankees will not be required to loan New WRI more than $60,000; and

          (c) Yankees obligation to make the foregoing loans will terminate in the event that New WRI fails to:

               1. Comply on a timely basis with applicable laws, including, without limitation, applicable securities, internal revenue, communications or trade laws;

               2.   Develop business goals or projections acceptable to Yankees;
                    or

               3.   Meet stated business goals or projections by more than 20%

          (d) The loans called for by this Section will be in the form of purchases of New WRI convertible bonds (the "Class A Bonds") having the following attributes:

               1. The Class A Bonds will be secured by all of the assets of New WRI;

               2. Each Class A Bond will yield interest, until maturity, at the annual rate, compounded monthly, of 8% and thereafter, if not paid on a timely basis, at the highest rate of interest permitted under applicable law;

               3. Each Class A Bond will be convertible, at the option of the holder, into shares of New WRI's capital stock in an amount derived at by dividing the principal amount of the Class A Bond plus accrued but unpaid interest and dividing it by the lesser of: 50% of the last transaction price for New WRI's common stock as quoted on the OTC Bulletin Board operated by the NASD on the trading day preceding provision of the funds by Yankees for which the Class A Bond was issued or, 50% of the last transaction price for New WRI's common stock as quoted on the OTC Bulletin Board operated by the NASD during the trading day preceding the date Yankees informs New WRI of its intention to exercise its conversion rights (the "Conversion Date"), whichever will result in the issuance of the greater number of New WRI shares of Common Stock; provided, however, that, if as a result of such conversion the aggregate New WRI Common Stock held by Yankees would exceed 29.99% of the total New WRI Common Stock outstanding, then New WRI will have the right, in lieu of permitting such conversion by written notice of election delivered to the holder within five business days following the Conversion Date, of paying the holder a sum equal to 150% of the principal balance and accrued interest on the subject Class A Bond, as of the Conversion Date, such payment to be either:

                    A. Tendered within ten business days after the Conversion Date or

                    B. In ten equal monthly installments over a period of ten fiscal months, commencing on the Conversion Date, but yielding additional interest during such period at the rate of one percent per month, subject to acceleration in the event that any installment is not paid when due, time being of the essence, and, in the event of default, the holder being entitled to retain all payments made as liquidated damages and to receipt of twice the number of shares of New WRI Comm Stock on conversion as the holder would have received had conversion been effected on the original Conversion Date, plus such other remedies, at law or in equity, as may be awarded by a tribunal of competent jurisdiction.

               4. The Class A Bonds will be due and payable in one balloon installment of principal and accrued interest on the 730th day following the date on which Yankees tendered the funds for which the Class A Bond was issued.

               5. The shares of common stock underlying the Class A Bonds will be registered with the Commission as required by Section 5 of the Securities Act, using Commission Form S-3 within a reasonable time after their issuance, provided that New WRI is then eligible to use Commission Form S-3.

          (e) In addition to the foregoing, in the event that Yankees arranges or provides funding for New WRI (whether in the form of debt or equity) on terms more beneficial than those reflected in New WRI's current principal financing agreements, Yankees will be entitled, at its election, to either:

               1.   A fee equal to 25% of such savings,  on a continuing  basis;
                    or

               2. If Yankees funding is provided though Yankees or any affiliates thereof, a discount of 10% from the contemporary offering price for the subject securities, if they are issuable as free trading securities, or, a discount of 50% from the contemporary offering price for the subject securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule
                    144); or

               3. If funding is provided by any person or group of persons introduced to New WRI by Yankees or persons associated with Yankees, directly or indirectly, but is not provided by Yankees or its principals as described in the preceding sub section, then Yankees will be entitled to an introduction fee equal to 5% of the aggregate proceeds so obtained; and

          (f) In the event that Yankees generates business for New WRI, then, on any sales resulting therefrom, Yankees will be entitled to a commission equal to 10% of the gross income derived by New WRI therefrom, on a continuing basis.

          (g) In the event that Yankees or any affiliate thereof arranges for an acquisition of or by New WRI, then Yankees will be entitled to compensation equal to 10% of the compensation paid for such acquisition payable, at New WRI's option, in cash or common stock of the surviving or parent publicly held entity, in addition to any compensation negotiated and received from the acquired entity or its affiliates.

          (h) In the event that New WRI's operations are not successful and they are terminated in a manner rendering New WRI as a publicly held corporation without material business operations, Yankees will have and is hereby irrevocably granted, the right to convert any outstanding amounts owed to Yankees by New WRI into additional shares of New WRI's capital stock of all classes and series, in an amount sufficient so that after such conversion, Yankees will hold one share more than 50% of all outstanding and reserved shares (reserved shares being defined for this purpose as shares allocated for future issuance under binding agreements or arrangements [e.g., options, warrants, conversion features]) of each class and series of New WRI capital stock.

          (i) Upon request of Yankees, New WRI will engage its legal counsel to promptly prepare any reports which Yankees is required to file with the Securities and Exchange Commission As a result of New WRI's reporting status, including Securities and Exchange Commission Forms 3, 4 and 5, Schedules 13(d) and 13(g), and will submit all such reports to Yankees for prompt execution and timely filing with the Securities and Exchange Commission. It will be the responsibility of Yankees to provide the information required to prepare any such reports to New WRI upon each request for preparation of such report and all such information provided by Yankees will be true and correct.

(E) Notwithstanding anything in this Agreement to the contrary, without its prior written consent the equity interest in New WRI allocated to AmeriNet's stockholders and Yankees will not be reduced below 20% during the 365 day period immediately following the Closing, and the aggregate net tangible book value of their aggregate equity interest, in the event its equity interest is reduced below 20% prior to the 730th day following closing, will not be less than a sum equal to the Aggregate AmeriNet
     Investment, plus a sum equal to one percent of the Aggregate AmeriNet Investment per month, since the Closing Date, New WRI being required to issue to the order of AmeriNet, such additional shares of its equity securities as may be required from time to time, to maintain such minimum aggregate net tangible book value.

(F) As a material inducement to each Parties entry into this Agreement, each of the Parties hereby represents to the others that the representing Party:

     (1) Is familiar with the requirements for treatment as an "accredited investor" under Regulation D and Section 4(6) of the Securities Act and meets one or more of the definitions of an "accredited investor" contained in Rule 501(a) promulgated under authority of Securities Act and has, alone or together with his, her or its advisors or representatives, if any, such knowledge and experience in financial matters that he she or it is capable of evaluating the relative risks and merits of the transactions contemplated hereby, the text of Rule 501(a) being set forth, in full, above;

     (2) Acknowledges that he, she or it has, based on his, her or its own substantial experience, the ability to evaluate the transactions contemplated hereby and the merits and risks thereof in general and the suitability of the transaction for him, her or it in particular;

     (3)

          (a) Understands that the offer and transfer or issuance of the securities involved is being made in reliance on the Party's representation that he, she or it has reviewed all of AmeriNet's reports filed with the Commission during the past 12 months and posted on the Commission's Internet web site (www.sec.gov) under the EDGAR Archives sub site, and has become familiar with the information disclosed therein, including that contained in exhibits filed with such reports;

          (b) Is fully aware of the material risks associated with becoming an investor in New WRI and confirms that he, she or it was previously informed that all documents, records and books pertaining to this investment have been available from WRI and that all documents, records and books pertaining to this transaction requested by him, her or it have been made available to him, her or it;

     (4) Has had an opportunity to ask questions of and receive answers from the officers of WRI concerning the terms and conditions of this Agreement and the transactions contemplated hereby, as well as the affairs of WRI, the contemplated affairs of New WRI and related matters;

     (5) Has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraphs
          (a), (b), (c) and (d) hereof, as well as to supplement the information in the Exchange Act Reports called for by the Florida Rule;

     (6) Has represented that he, she or it has the general ability to bear the risks of the subject transaction and that he, she or it is a suitable investor for a private offering and hereby affirms the correctness of such information, including, without limitation, the representations in the form of the investment letters annexed hereto and made a part hereof as exhibit 3(E)(6), an original of which (bearing modifications required to personalize the letter as to gender, etc., will be executed by such Party and tendered to New WRI concurrently with the Closing;

     (7)  Is aware that:

          (a) The securities involved are a speculative investment with no assurance that New WRI will be successful, or if successful, that such success will result in payments to such Party or to realization of capital gains by such Party on disposition of the securities involved; and

          (b) The securities to be issued to him, her or it have not been registered under the Securities Act or under any state securities laws, accordingly such Party may have to hold such securities and may not be able to liquidate, pledge, hypothecate, assign or transfer them;

     (8) Has obtained his, her or its own opinion from his, her or its own legal counsel to the effect that after an examination of the transactions associated herewith and the applicable law, no action needs to be taken by any Party in conjunction with this Agreement and the issuance of the securities involved in conjunction therewith, other than such actions as have already been taken in order to comply with the securities law requirements of his, her or its state of domicile; and

     (9) (a) Except for shares issued in reliance on Staff Legal Bulletin Number 5 of the Commission's Division of Corporate Finance or registered with the Commission, certificates for the securities involved will bear restrictive legends and New WRI's transfer agent will be instructed not to transfer the subject securities unless they have been registered pursuant to Section 5 of the Securities Act or an opinion of counsel to such Party satisfactory to legal counsel to New WRI and New WRI's chief executive officer has been provided, to the effect that the proposed transaction is exempt from registration requirements imposed by the Securities Act, the Exchange Act and any applicable state or foreign laws;

          (b) The legend will read substantially as follows: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Section 4(6) of such act, and comparable state law provisions. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to New WRI's satisfaction."

                                   Article III
                      Superseder, Mutual Releases & Closing

(A) The terms of this Agreement supersede the terms of all other agreements between AmeriNet, WRI and Mr. Caputa and their affiliates, all of which will be henceforth null and void as if they had never been entered into, this Agreement being deemed a novation, settlement accord and satisfaction of all such prior agreements.

(B) In consideration for the exchange of covenants reflected above but excepting only the obligations created by this Agreement, AmeriNet, WRI and Mr. Caputa hereby each release, discharge and forgive the other, and each of the others' subsidiaries, affiliates, members, officers, directors, partners, agents and employees from any and all liabilities, whether current or inchoate, from the beginning of time until the date of this Agreement.

(C) The transactions contemplated by this Agreement, including the recapitalization of New WRI, issuance of the equity interests in New WRI and capitalization of New WRI will be effected as soon as possible following the execution of this Agreement, but in any event, prior to March 31, 2001, and, to the extent possible, the Closing will be effected through exchange of documents and instruments in escrow, by next day delivery service, such documents and instruments to be released from escrow concurrently with confirmation by legal counsel to New WRI that all transactions contemplated by this Agreement have been completed.


                                   Article IV
                               General Provisions

4.1  Interpretation.

(A) When a reference is made in this Agreement to schedules or exhibits, such reference will be to a schedule or exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation."

(C) The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.2  Notice.

(A) All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (1) To AmeriNet:

            AmeriNet Group.com, Inc. Crystal Corporate Center;
                    2500 North Military Trail, Suite 225-C;
                      Boca Raton, Florida 33431 Attention:
                          Edward C. Dmytryk, President
                 Telephone (561) 998-3435, Fax (561) 998-3425;
               and, e-mail larry@amerinetgroup.com; with copies to

                   Douglas L. Wilson, Esquire; General Counsel
                            AmeriNet Group.com, Inc.
                          1941 Southeast 51st Terrace;
                              Ocala, Florida 34471
               Telephone (352) 694-6661, Fax (352) 694-1325; and,
                     e-mail, legal@yankeecompanies.com, and

                           The Yankee Companies, Inc.
                            Crystal Corporate Center;
                     2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                       e-mail lenny@yankeecompanies..com;



     (2) To WRI and New WRI

                                Wriwebs.com, Inc.
                        100 East Sample Road, Suite 210;
                          Pompano Beach, Florida 33064
                     Attention: Michael A. Caputa, President
                  Telephone (954) 569-0200; fax (954) 569-0301;
                           e-mail Michael@Wriwebs.com

     (3) Mr. Caputa:

                              Mr. Michael A. Caputa
                             7526 Silverwoods Court;
                           Boca Raton, Florida 33433
                 Telephone (561) 391-2546; Fax (561) 417-5869;
                       e-mail home@wriwebs.com

     or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

(B) At the request of any Party, notice will also be provided by overnight delivery, facsimile transmission or e- mail, provided that a transmission receipt is retained.

(C) (1) The Parties acknowledge that the Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

     (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

     (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction will be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

     (4) Jeffrey B. Levy, Esquire, has served as legal counsel for WRI and Mr. Caputa in conjunction with this Agreement and Douglas L. Wilson, Esquire, has acted as legal counsel to AmeriNet and Yankees in conjunction with this Agreement, all parties having been advised of the conflicts of interest inherent in representation of multiple parties to a single transaction and after having been so notified, having waived any impediments to multiple representation in conjunction therewith.

4.3       Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and will be of no force or effect.

4.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Reorganization and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.



4.5      Severability.

         If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

4.6      Governing Law.

         This Agreement will be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating taxation and choice of law).

4.7      Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

4.8      Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder will, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

         (1)   (a)  First,  the issue will be submitted  to  mediation  before a mediation service in Broward County, Florida to be selected by lot from four alternatives to be provided, one Yankees, one by Mr. Caputa, one by AmeriNet and one by New WRI.

               (b) The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, in the same manner as set forth for mediation.

         (3)   (a)  Expenses of mediation  will be borne equally by the Parties, if successful.

               (b) Expenses of mediation, if unsuccessful and of arbitration will be borne by the Party or Parties against whom the arbitration decision is rendered.

               (c)  If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties involved.

(C)      (1)   It is agreed that this  Agreement  will be construed  pursuant to the laws of the State of Florida and, in the event it is necessary for any party to seek to enforce this Agreement, jurisdiction will be in the appropriate court or tribunal in Broward County, Florida and United States Courts for the Southern
               District of Florida and that, in the event it is necessary to enforce this Agreement, the prevailing Party will be entitled to recover all reasonable costs, expenses, and attorney's fees, and will be construed as costs for purposes of this Agreement.

         (2) The Parties specifically agree and waive any right to a jury trial in the event that it is necessary for a party to institute legal proceedings herein.

4.9      Benefit of Agreement.

         The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

4.10     Further Assurances.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.11     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B) All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

4.12     License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by Douglas
         L. Wilson, Esquire, AmeriNet's general counsel.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.


         In Witness Whereof, AmeriNet, Yankees, WRI and Mr. Caputa have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, Sealed and Delivered
         In Our Presence:
                                                   AmeriNet Group.com, Inc.
_________________________________                 (A Delaware corporation)

_________________________________         By:      /s/ Edward C. Dmytryk
                                                   Edward C. Dmytryk, President
         (Corporate Seal)
                                          Attest:  /s/ Vanessa H. Lindsey
                                                   Vanessa H. Lindsey, Secretary
Dated:   January ___, 2001

State of Florida           }
County of Palm Beach       } ss.:

         On this __th day of January, 2001, before me, a notary public in and for the county and state aforesaid, personally appeared Edward C. Dmytryk and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Group.com, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of ______________, ____.

         {Seal}
                                                --------------------------------
                                                         Notary Public

                                                   The Yankee Companies, Inc.
_________________________________                 (a Florida corporation)

_________________________________         By:    /s/ Leonard Miles Tucker
                                                 Leonard Miles Tucker, President
         (Corporate Seal)
                                          Attest: /s/ Vanessa H. Lindsey
                                                   Vanessa H. Lindsey, Secretary
Dated:   January ___, 2001

State of Florida           }
County of Palm Beach       } ss.:

         On this ___th day of January, 2001, before me, a notary public in and for the county and state aforesaid, personally appeared Leonard Miles Tucker and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of The Yankee Companies, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of The Yankee Companies, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)                                     ____________________________
                                                            Notary Public

                                                   Wriwebs.com, Inc.
_________________________________                 (a Florida corporation)

_________________________________         By:      /s/ Michael A. Caputa
                                                   Michael A. Caputa, President
         (Corporate Seal)
                                          Attest:  /s/ Jeffrey Levy
                                                   Jeffery Levy, Secretary
Dated:   January ___, 2001

State of Florida           }
County of Palm Beach       } ss.:

         On this ___th day of January, 2001, before me, a notary public in and for the county and state aforesaid, personally appeared Michael A. Caputa and Jeffery Levy, to me known, and known to me to be the president and secretary of Wriwebs.com, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Wriwebs.com, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)                                     ____________________________
                                                            Notary Public

                                                    Mr. Caputa
---------------------------------

---------------------------------                   /s/ Michael A. Caputa
                                                    Michael A. Caputa
Dated:   January ___, 2001

State of Florida           }
County of Palm Beach       } ss.:

         On this ___th day of January, 2001, before me, a notary public in and for the county and state aforesaid, personally appeared Michael A. Caputa, to me known, and known to me to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be his free act and deed for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         (Seal)                                     ____________________________
                                                           Notary Public

                                 Exhibit 3(E)(6)
                           Form of Investment Letters


Date:

Michael A. Caputa
President
New WRI
100 East Sample Road, Suite 210
Pompano Beach, Florida 33064

         Re.:     WRI Securities

Dear Mr. Caputa:

         I hereby certify and warrant that I am a party to that certain superseder and exchange agreement to which a form of this letter is annexed as an exhibit (the "Agreement"), pursuant to which I am acquiring equity securities of New WRI and I am providing this letter to acknowledge certain matters and to bind myself by certain agreements required by New WRI, in order to assure that the issuance of unregistered securities to me complies with applicable exemptions from securities registration requirements provided under federal securities laws and the securities laws of my state of domicile.

         I hereby certify under penalty of perjury that:

1. Upon receipt of the New WRI securities, I will be acquiring them for my own account for investment purposes without any intention of selling or distributing all or any part thereof. I represent and warrant that I qualify as an accredited investor (as that term is defined in Rule 501(a) of Regulation D promulgated under authority of the Securities Act of 1933, as amended [the "Securities Act"]) and that I am sophisticated in financial affairs, or have relied on the advice of someone sophisticated in financial affairs, and I able to bear the economic risks of this investment and I do not have any reason to anticipate any change in my circumstances, financial or otherwise, nor any other particular occasion or event which should cause me to sell or distribute, or necessitate or require my sale or distribution of the New WRI securities. No one other than me has any beneficial interest in the New WRI securities.

2. I have consulted with my own legal counsel who, after having been apprized by me of all the material facts surrounding this transaction, opined to me, for the benefit of New WRI, that this transaction was being effected in full compliance with the applicable securities laws of my state of domicile.

3. I agree that I will in no event sell or distribute any of the New WRI securities unless in the opinion of New WRI's counsel (based on an opinion of my legal counsel) the New WRI securities may be legally sold without registration under the Securities Act, and/or registration and/or other qualification under then-applicable State and/or Federal statutes, or the New WRI securities will have been so registered and/or qualified and an appropriate prospectus, will then be in effect.

4. I am fully aware that the New WRI securities is being offered and issued by New WRI to me in reliance on the exemption provided by Section 4(6) or the Securities Act which exempts the sale of securities by an issuer solely to accredited investors, based on my certifications and warranties.

5. In connection with the foregoing, I consent to New WRI's legending my certificates representing the New WRI securities to indicate my investment intent and the restriction on transfer contemplated hereby and to New WRI's placing a "stop transfer" order against the New WRI securities in New WRI's securities transfer books until the conditions set forth herein will have been met.

Michael A. Caputa
January __, 2001
Page 2
6. I acknowledge by my execution hereof that I have had access to Exchange Act Reports that contain material information concerning New WRI's predecessor, Wriwebs.com, Inc., and to New WRI's updated financial statements, business plans and information, books, records and properties, and have inspected the same to my full and complete satisfaction prior to my acquisition of the New WRI securities.

7. I represent and warrant that because of my experience in business and investments, I am competent to make an informed investment decision with respect thereto on the basis of my inspection of New WRI's records and my questioning of New WRI's officers.

         I further certify that my domicile is located at the address set forth in the Agreement.


                                Very truly yours,

                           [Entity Name, if applicable


                            -------------------------
                         [Name and Title, if applicable]
                                    Signature